                          MATTEL, INC. AND SUBSIDIARIES             EXHIBIT 11.0
                                                                   (Page 1 of 2)
                  COMPUTATION OF INCOME (LOSS) PER COMMON AND
                            COMMON EQUIVALENT SHARE

                   (In thousands, except per share amounts)

                                                                                   For the                         For the
                                                                              Three Months Ended               Six Months Ended
                                                                          --------------------------    ----------------------------
                                                                            June 30,       June 30,        June 30,      June 30,
                                                                              2000          1999             2000          1999
                                                                          ------------   -----------     -----------    ------------
BASIC
-----

Income (loss) from continuing operations                                       $ 6,005    $ (210,981)      $ (38,625)    $ (223,611)
Income (loss) from discontinued operations                                           -         6,647        (126,606)        24,326
                                                                          ------------   -----------     -----------    ------------

Net income (loss)                                                                6,005      (204,334)       (165,231)      (199,285)

Less: dividends on convertible preferred stock                                       0        (1,990)              0         (3,980)
                                                                          ------------   -----------     -----------    ------------

Net income (loss) applicable to common shares                                  $ 6,005    $ (206,324)     $ (165,231)    $ (203,265)
                                                                          ============   ===========     ===========    ============

APPLICABLE SHARES FOR COMPUTATION OF INCOME (LOSS) PER SHARE:

Weighted average common shares outstanding                                     425,818       409,040         425,655        402,786
                                                                          ============   ===========     ===========    ===========

BASIC INCOME (LOSS) PER COMMON SHARE:

Income (loss) from continuing operations                                        $ 0.01       $ (0.52)        $ (0.09)       $ (0.56)
Income (loss) from discontinued operations                                           -          0.02           (0.30)          0.06
                                                                          ------------   -----------     -----------    -----------
Net income (loss) per common share                                              $ 0.01       $ (0.50)        $ (0.39)       $ (0.50)
                                                                          ============   ===========     ===========    ===========

                          MATTEL, INC. AND SUBSIDIARIES             EXHIBIT 11.0
                                                                   (Page 2 of 2)
                  COMPUTATION OF INCOME (LOSS) PER COMMON AND
                            COMMON EQUIVALENT SHARE

                   (In thousands, except per share amounts)

                                                                                   For the                         For the
                                                                              Three Months Ended               Six Months Ended
                                                                          --------------------------    ----------------------------
                                                                            June 30,       June 30,        June 30,      June 30,
                                                                              2000          1999             2000          1999
                                                                          ------------   -----------     -----------    ------------
DILUTED
-------

Income (loss) from continuing operations                                       $ 6,005    $ (210,981)      $ (38,625)    $ (223,611)
Income (loss) from discontinued operations                                           -         6,647        (126,606)        24,326
                                                                          ------------   -----------     -----------    ------------
Net income (loss)                                                                6,005      (204,334)       (165,231)      (199,285)

Less: dividends on convertible preferred stock                                       0        (1,990)              0         (3,980)
                                                                          ------------   -----------     -----------    ------------

Net income (loss) applicable to common shares                                  $ 6,005    $ (206,324)     $ (165,231)    $ (203,265)
                                                                          ============   ===========     ===========    ============

APPLICABLE SHARES FOR COMPUTATION OF INCOME (LOSS) PER SHARE:

Weighted average common shares outstanding                                     425,818       409,040         425,655        402,786
Weighted average common equivalent shares arising from:
          Dilutive stock options                                                 1,965             -               -              -
          Special warrants                                                           -             -               -              -
          Assumed conversion of Series A convertible preferred stock                 -             -               -              -
          Stock subscription warrants                                                -             -               -              -
          Nonvested stock                                                            -             -               -              -
                                                                          ------------     ---------     -----------    ------------
Weighted average number of common and common
      equivalent shares                                                        427,782       409,040         425,655        402,786
                                                                          ============     =========     ===========    ===========
DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations                                        $ 0.01       $ (0.52)        $ (0.09)       $ (0.56)
Income (loss) from discontinued operations                                           -          0.02           (0.30)          0.06
                                                                          ------------   -----------       ---------    -----------
Net income (loss) per common share                                              $ 0.01       $ (0.50)        $ (0.39)       $ (0.50)
                                                                          ============   ===========       =========    ===========